UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2012

Financial Engines, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34636	94-3250323
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 Enterprise Way, 3rd Floor, Sunnyvale, CA		94089
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 498-6000

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 6, 2012, Financial Engines, Inc. (the “Company”) issued a press release announcing the promotion of Lawrence (“Larry”) M. Raffone, the Company’s Executive Vice President of Distribution and Institutional Services, to President effective November 7, 2012. Mr. Raffone is currently expected to continue to receive his compensation as described in the Company’s proxy statement filed in connection with the 2012 Annual Meeting of Stockholders (the “Proxy Statement”). We expect that any equity awards which may be approved in connection with his new position will be generally consistent with the Company’s annual grant process for executive compensation as disclosed in the Proxy Statement. Jeffrey N. Maggioncalda, our Chief Executive Officer and President, will continue to serve as the Company’s Chief Executive Officer although he will no longer hold the title of President effective November 7, 2012.

The full text of the Company’s press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated November 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Engines, Inc.

November 6, 2012	By:	/s/ Anne S. Tuttle
Name: Anne S. Tuttle
Title: Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 6, 2012